ROSEHILL RESOURCES INC. ANNOUNCES FIRST QUARTER 2018 RESULTS
PRODUCTION GROWTH CONTINUES TO OVER 18,000 NET BOE PER DAY IN APRIL

HOUSTON, May 14, 2018 /Globe Newswire/ -- Rosehill Resources Inc. (“Rosehill” or the “Company”) (NASDAQ: ROSE, ROSEW, ROSEU) today reported operational and financial results for the first quarter of 2018 and recent key items.

First Quarter 2018 Highlights and Recent Key Items:

•	Grew average net first quarter production to 12,256 barrels of oil equivalent per day (“BOEPD”) (77% oil and 89% total liquids), an increase of 67% compared to the fourth quarter of 2017

•	Increased production average for the month of April to a record high of over 18,000 net BOEPD

•
Reported a net loss attributable to Rosehill of $1.3 million, or $0.22 per diluted share, for the three months ended March 31, 2018, which included an $18.2 million non-cash, pre-tax loss on commodity derivative instruments

•	Delivered Adjusted EBITDAX of $34.9 million for the first quarter of 2018, an increase of 86% quarter over quarter

•	Successfully syndicated Rosehill's revolving credit facility in March, increasing the borrowing base 100% to $150 million with a $500 million total capacity

•	Spud nine operated horizontal wells and completed nine wells in the first quarter of 2018, with five total drilled and uncompleted (“DUC”) wells at March 31, 2018

•	Spud the first two wells in the Southern Delaware basin in April and May, with first production results expected later this summer

•	Drilling two salt water disposal (“SWD”) wells in Loving County in May that are expected to reduce current costs by $1 to $2 million per well, per month

•	Executed 10,000 barrels per day of Midland-Cushing basis swaps for June 2018 through June 2019 to protect from widening basis differentials

J.A. (Alan) Townsend, Rosehill’s President and Chief Executive Officer, commented, “I am very pleased with our first quarter results and excited about the tremendous production and Adjusted EBITDAX growth we are experiencing. Thanks to the hard work and dedication of our employees, we were able to grow average net production 67% quarter over quarter and in April produced over 18,000 BOEPD. Coupled with strong commodity prices, we were able to substantially increase Adjusted EBITDAX in the quarter to $34.9 million. We have a rig drilling on our Southern Delaware acreage, with coring and scientific analysis currently underway to determine the optimal development of our White Wolf acreage. We also expect to spud our first horizontal well in Lea County, New Mexico later this month. We are well positioned to drive shareholder value and make 2018 a tremendous year for Rosehill.”

Operational Results

In the first quarter of 2018, the Company’s net daily production averaged 12,256 net BOEPD, a 67% increase compared to the fourth quarter of 2017 average, comprised of 9,433 barrels of oil per day, 1,433 barrels of natural gas liquids (“NGLs”) per day and 8.4 million cubic feet of gas (“MMCF”) per day. Rosehill operated two rigs, drilled nine gross horizontal wells, completed nine wells in the first quarter and had five drilled uncompleted wells (“DUCs”) at the end of the first quarter. The Company continues to experience strong improvement in drilling efficiency that has reduced spud to total depth in Loving County from over 30 days at year end 2016 to under 15 days across all zones.

Rosehill continues to demonstrate and expect strong production growth in 2018 and beyond. In April, strong new well results enabled total Company production to average over 18,000 net BOEPD, another record high for Rosehill.

In late February, the Company began flowback on a three well pad on the Z&T 32 lease in Loving County, with all three wells producing from the lower Wolfcamp A formation. These wells have performed above the Company’s type curve expectations for their formation, with combined initial production (“IP”) 30-day rates of over 6,400 gross barrels of oil equivalent per day or 304 barrels of oil per thousand lateral feet.

Financial Results

For the first quarter of 2018, the Company reported a net loss attributable to Rosehill of $1.3 million, or $0.22 per diluted share, as compared to a net loss of $5.3 million, or $0.87 per diluted share, in the fourth quarter of 2017. The first quarter of 2018 included an $18.2 million non-cash, pre-tax loss on commodity derivative instruments. The fourth quarter 2017 included an $18.1 million non-cash, pre-tax loss on commodity derivative instruments and a $5.0 million pre-tax gain on sale of assets.

Adjusted EBITDAX (a non-GAAP measure defined and reconciled below) totaled $34.9 million for the first quarter of 2018, as compared to $18.8 million in the fourth quarter of 2017. This increase of 86% was driven by higher production, higher percentage of total production being comprised of oil and increased commodity pricing.

For the first quarter of 2018, average realized prices (all prices excluding the effects of derivatives) were $60.72 per barrel of oil, $2.32 per Mcf of natural gas and $19.28 per barrel of NGLs, resulting in a total equivalent price of $50.58 per BOE, up 19% from the fourth quarter of 2017.

Rosehill’s cash operating costs for the first quarter of 2018 were $16.21 per BOE, which includes lease operating expenses (“LOE”), gathering and transportation, production taxes and general and administrative expenses (“G&A”) and excludes costs associated with stock-based compensations.

During the first quarter of 2018, Rosehill incurred capital costs, excluding asset retirement costs and leasing and acquisition costs, of $96 million.

Capital Structure and Liquidity

As of March 31, 2018, Rosehill had $7 million in cash on hand, $173 million in long-term debt, $82 million in Series A convertible preferred stock and $144 million in Series B redeemable preferred stock. As of March 31, 2018, total liquidity was approximately $127 million which included cash on hand, approximately $70 million of availability under the revolving credit facility (see update below) and the Company’s ability to issue an additional $50 million shares of Series B preferred stock.

Credit Facility Update

In March 2018, the Company entered into an amended and restated $500 million revolving credit facility maturing in 2023, with an initial borrowing base of $150 million. The borrowing base will be redetermined semi-annually, with lenders and Rosehill each having the right to one interim redetermination between any two consecutive scheduled redeterminations. The first scheduled redetermination date is August 1, 2018. The facility was provided by a syndicate of five financial institutions led by JPMorgan Chase.

Development Update

The Company spud its first Southern Delaware well on April 11, 2018, with early well results expected this summer. The Company plans to obtain cores and perform extensive data gathering on its first four wells to best determine the optimal development of the new White Wolf acreage. Initial drilling at White Wolf will provide a technical framework for full-scale development and will also help anchor the new 3D seismic survey currently being acquired. The four initial wells will core the Bone Spring, Wolfcamp A and Wolfcamp B, which has proven to be a very prolific reservoir in the White Wolf area. The Company currently expects to keep one rig operating in the White Wolf area for the remainder of the year. Rosehill expects to drill 16 to 22 new wells in the White Wolf area in 2018 and complete 12 to 16 of those wells. While the majority of these wells will have lateral lengths of approximately 5,000 feet, the Company is projecting four to eight extended lateral wells greater than 7,000 feet in 2018.

Additionally, the Company plans to keep one rig operating in the Northern Delaware for the remainder of the year focusing on Loving County development, including the drilling of its Tatanka well in Lea County, New Mexico targeting the Lower Wolfcamp A and the drilling of two salt water disposal wells in Loving County in the second quarter. The two new SWD wells will have up to 60,000 barrels per day of combined capacity and are included in the Company’s previously announced 2018 capital plan. At full capacity, these wells could potentially result in up to $4 million in cost savings per month.

The Company has been planning and building out its White Wolf infrastructure as well as negotiating and securing marketing contracts for future production in the area. Rosehill has secured a gas marketing contract for its production and is analyzing various oil marketing options.

Commodity Hedging

As of March 31, 2018, the Company had the following outstanding derivative contracts:

	2018	2019	2020	2021	2022
Commodity derivative swaps
Oil:
Notional volume (Bbls)	2,044,000	2,664,000	960,000	360,000	300,000
Weighted average fixed price ($/Bbl)	$55.04	$53.59	$51.16	$50.42	$50.12
Natural Gas:
Notional volume (MMBtu)	2,880,000	2,220,000	1,500,000	1,200,000	1,200,000
Weighted average fixed price ($/MMbtu)	$3.02	$2.88	$2.84	$2.85	$2.87

Commodity derivative two-way collars
Oil:
Notional volume (Bbls)	210,000	420,000	—	—	—
Weighted average ceiling price ($/Bbl)	$58.25	$60.03	$—	$—	$—
Weighted average floor price ($/Bbl)	$55.00	$53.14	$—	$—	$—

Commodity derivative three-way collars
Oil:
Notional volume (Bbls)	—	240,000	—	—	—
Weighted average ceiling price ($/Bbl)	$—	$61.75	$—	$—	$—
Weighted average floor price ($/Bbl)	$—	$52.50	$—	$—	$—
Weighted average sold put option price ($/Bbl)	$—	$42.50	$—	$—	$—

After March 31, 2018 and through May 8, 2018, the Company entered into the following commodity derivative instruments:

	2018	2019	2020	2021	2022
Commodity derivative swaps
Oil:
Notional volume (Bbls)	120,000	—	—	—	—
Weighted average fixed price ($/Bbl)	$63.05	$—	$—	$—	$—

Commodity derivative two-way collars
Oil:
Notional volume (Bbls)	153,000	181,000	—	—	—
Weighted average ceiling price ($/Bbl)	$64.25	$64.25	$—	$—	$—
Weighted average floor price ($/Bbl)	$60.00	$60.00	$—	$—	$—

Commodity derivative three-way collars
Oil:
Notional volume (Bbls)	—	368,000	1,098,000	—	—
Weighted average ceiling price ($/Bbl)	$—	$69.20	$66.22	$—	$—
Weighted average floor price ($/Bbl)	$—	$55.00	$54.17	$—	$—
Weighted average sold put option price ($/Bbl)	$—	$45.00	$44.17	$—	$—

Crude oil basis swaps
Midland / Cushing:
Notional volume (Bbls)	2,140,000	3,160,000	2,415,600	—	—
Weighted average fixed price ($/Bbl)	$(4.95)	$(4.09)	$(1.59)	$—	$—

Conference Call, Webcast and Presentation

The Company will hold a conference call to discuss its first quarter financial and operating results on Tuesday, May 15, 2018, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time). Interested parties may participate by dialing (866) 601-1105 from the United States or (430) 775-1347 from outside the United States. The conference call I.D. number is 3478238. The call will also be available as a live webcast on the “News/Events” tab of the Investors section of the Company’s website, www.rosehillresources.com. The webcast will be available for replay for at least 30 days. An updated investor presentation in conjunction with tomorrow's conference call will be available on the Company's website under the Investor Relations section.

About Rosehill Resources Inc.

Rosehill Resources Inc. is an oil and gas exploration company with producing assets in Texas and New Mexico with its investment activity focused in the Delaware Basin portion of the Permian Basin. The Company’s strategy for growth includes the organic development of its two core acreage areas in the Northern Delaware Basin and the Southern Delaware basin, as well as focused acquisitions in the Delaware Basin.

Rosehill Resources Inc.
Operational Highlights
(Unaudited)

	Three Months Ended March 31,
	2018	2017
Revenues: (in thousands)
Oil sales	$51,554	$13,783
Natural gas sales	1,745	1,894
NGL sales	2,487	1,824
Total revenues	$55,786	$17,501
Average sales price (1):
Oil (per Bbl)	$60.72	$48.63
Natural gas (per Mcf)	2.32	2.89
NGLs (per Bbl)	19.28	19.01
Total (per Boe)	$50.58	$35.81
Total, including effects of gain (loss) on settled commodity derivatives, net (per Boe)	$47.82	$39.71
Net Production:
Oil (MBbls)	849	283
Natural gas (MMcf)	752	656
NGLs (MBbls)	129	96
Total (MBoe)	1,103	489
Average daily net production volume:
Oil (Bbls/d)	9,433	3,149
Natural gas (Mcf/d)	8,356	7,288
NGLs (Bbls/d)	1,433	1,066
Total (Boe/d)	12,256	5,430
Average costs (per BOE):
Lease operating expense	$8.06	$3.31
Production taxes	2.39	1.65
Gathering and transportation	0.65	1.49
Depreciation, depletion and amortization	18.87	16.84
Exploration costs	0.40	0.65
General and administrative expense, excluding stock-based compensation	5.11	3.00
Stock based compensation	1.33	—
Transaction expenses	—	2.24
(Gain) loss on sale of property and equipment	0.12	(0.02)
Total (per Boe)	$36.91	$29.16

(1) Excluding the effects of realized and unrealized commodity derivative transactions unless noted otherwise

ROSEHILL RESOURCES INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share amounts)

	Three Months
	Ended March 31,
	2018	2017
Revenues:
Oil sales	$51,554	$13,783
Natural gas sales	1,745	1,894
Natural gas liquids sales	2,487	1,824
Total revenues	55,786	17,501
Operating expenses:
Lease operating expenses	8,885	1,617
Production taxes	2,640	808
Gathering and transportation	712	726
Depreciation, depletion, amortization and accretion	20,809	8,231
Exploration costs	436	317
General and administrative	7,097	1,465
Transaction costs	—	1,094
(Gain) loss on sale of property and equipment	133	(11)
Total operating expenses	40,712	14,247
Operating income	15,074	3,254
Other income (expense):
Interest expense, net	(3,867)	(543)
Gain (loss) on commodity derivative instruments, net	(21,285)	1,899
Other income (expense), net	132	(110)
Total other income (expense), net	(25,020)	1,246
Loss before income taxes	(9,946)	4,500
Income tax expense (benefit)	(2,190)	86
Net income (loss)	(7,756)	4,414
Net income (loss) attributable to noncontrolling interest	(14,076)	—
Net income attributable to Rosehill Resources Inc. before preferred stock dividends	6,320	4,414
Series A Preferred Stock dividends and deemed dividends	1,928	—
Series B Preferred Stock dividends, deemed dividends, and return	5,733	—
Net income (loss) attributable to Rosehill Resources Inc. common stockholders	$(1,341)	$4,414
Earnings (loss) per common share:
Basic	$(0.22)	$0.75
Diluted	$(0.22)	$0.75
Weighted average common shares outstanding:
Basic	6,222	5,857
Diluted	6,222	5,857

ROSEHILL RESOURCES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share and per share amounts)

	March 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$6,551	$20,677
Restricted cash	—	4,005
Accounts receivable	3,276	1,527
Accounts receivable, related parties	30,992	16,022
Prepaid and other current assets	1,207	1,312
Total current assets	42,026	43,543
Property and equipment:
Oil and natural gas properties (successful efforts), net	509,670	431,332
Other property and equipment, net	1,804	1,283
Total property and equipment, net	511,474	432,615
Other assets, net	1,692	824
Deferred tax assets	2,190	—
Total assets	$557,382	$476,982
LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$34,632	$31,868
Accounts payable, related parties	12	223
Derivative liabilities	22,032	10,772
Accrued liabilities and other	21,632	15,492
Accrued capital expenditures	26,791	45,045
Total current liabilities	105,099	103,400
Long-term liabilities:
Long-term debt, net	173,066	93,199
Asset retirement obligations, net of current portion	9,957	8,522
Deferred tax liabilities	153	153
Derivative liabilities	14,890	8,008
Other	171	168
Total long-term liabilities	198,237	110,050
Total liabilities	303,336	213,450
Commitments and contingencies
Mezzanine equity
Series B Preferred Stock, $0.0001 par value, 10.0% Redeemable, $1,000 per share liquidation preference; of the 1,000,000 shares of Preferred Stock authorized, 210,000 shares designated, 152,112 and 150,626 shares issued and outstanding as of March 31, 2018 and December 31, 2017, respectively	144,373	140,868
Stockholders’ equity
Series A Preferred Stock, $0.0001 par value, 8.0% Cumulative Perpetual Convertible, $1,000 per share liquidation preference; of the 1,000,000 shares of Preferred Stock authorized, 150,000 shares designated, 98,662 and 97,698 shares issued and outstanding as of March 31, 2018 and December 31, 2017, respectively	81,624	80,660
Class A Common Stock; $0.0001 par value, 95,000,000 shares authorized, 6,222,299 issued and outstanding as of March 31, 2018 and December 31, 2017	1	1
Class B Common Stock; $0.0001 par value, 30,000,000 shares authorized, 29,807,692 issued and outstanding as of March 31, 2018 and December 31, 2017	3	3
Additional paid-in capital	29,107	29,946
Total common stockholders’ equity	29,111	29,950
Noncontrolling interest	(1,062)	12,054
Total stockholders' equity	109,673	122,664
Total liabilities and stockholders’ equity	$557,382	$476,982

ROSEHILL RESOURCES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2018	2017
Cash flows from operating activities:
Net income (loss)	$(7,756)	$4,414
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion, amortization and accretion	20,809	8,231
Deferred income taxes	(2,190)	—
Stock-based compensation	1,462	—
(Gain) loss on sale of fixed assets	133	(11)
(Gain) loss on derivative instruments	21,185	(1,749)
Net cash received (paid) in settlement of derivative instruments	(3,043)	(443)
Amortization of debt issuance costs	943	113
Settlement of asset retirement obligations	(8)	(67)
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable and accounts receivable, related parties	(16,719)	(1,505)
(Increase) decrease in prepaid and other assets	105	134
Increase (decrease) in accounts payable and accrued liabilities and other	4,162	(4,031)
Increase (decrease) in accounts payable, related parties	(211)	3,672
Net cash provided by operating activities	18,872	8,758
Cash flows from investing activities:
Additions to oil and natural gas properties	(109,310)	(8,159)
Acquisition of White Wolf	(4,005)	—
Additions to other property and equipment	(799)	(89)
Proceeds from sale of other property and equipment	—	47
Net cash used in investing activities	(114,114)	(8,201)
Cash flows from financing activities:
Proceeds from revolving credit facility	147,602	—
Repayment on revolving credit facility	(68,000)	—
Distribution to parent	—	(2,267)
Debt issuance costs	(1,547)	—
Dividends paid on preferred stock	(936)	—
Payment on capital lease obligation	(8)	(8)
Net cash provided by (used in) financing activities	77,111	(2,275)
Net decrease in cash and cash equivalents	(18,131)	(1,718)
Cash, cash equivalents, and restricted cash, beginning of period	24,682	8,434
Cash, cash equivalents, and restricted cash, end of period	$6,551	$6,716

ROSEHILL RESOURCES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
(Unaudited)
(In thousands)

Supplemental cash flow information and noncash activity:

	Three Months Ended March 31,
	2018	2017
Supplemental disclosures:
Cash paid for interest	$2,924	$280

Supplemental noncash activity:
Asset retirement obligations incurred	$1,307	$219
Changes in accrued capital expenditures	$18,254	$(1,211)
Changes in accounts payable for capital expenditures	$(6,526)	$—
Series A Preferred Stock dividends paid-in-kind	$964	$—
Series A Preferred Stock dividends declared but not yet paid	$964	$—
Series B Preferred Stock dividends paid-in-kind	$1,486	$—
Series B Preferred Stock cash dividends declared but not yet paid	$2,228	$—
Series B Preferred Stock return	$1,317	$—
Series B Preferred Stock deemed dividend	$291	$—

Non-GAAP Measures

Adjusted EBITDAX

Adjusted EBITDAX is a supplemental non-GAAP financial measure that is used by Rosehill’s management and external users of Rosehill’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted EBITDAX as net income (loss) before interest expense, income taxes, depreciation, depletion, and amortization, accretion and impairment of oil and natural gas properties, (gains) losses on commodity derivatives excluding net cash receipts (payments) on settled commodity derivatives, gains and losses from the sale of assets, exploration costs, transaction costs incurred in connection with the Transaction and other non-cash operating items. Adjusted EBITDAX is not a measure of net income as determined by United States generally accepted accounting principles (“U.S. GAAP”).

Management believes Adjusted EBITDAX is useful because it allows for more effective evaluation and comparison of Rosehill’s operating performance and results of operations from period to period without regard to the Company’s financing methods or capital structure. Rosehill excludes the items listed above from net income in arriving at Adjusted EBITDAX because these amounts can vary substantially from company to company within the industry depending upon accounting methods and book values of assets, capital structures, and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with U.S. GAAP or as an indicator of the Company’s operating performance or liquidity. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX. Rosehill’s computations of Adjusted EBITDAX may not be comparable to other similarly titled measures of other companies.

We have provided below a reconciliation of Adjusted EBITDAX to net loss, the most directly comparable GAAP financial measure.

	Three months ended
	March 31,	December 31,	March 31,
(In thousands)	2018	2017	2017
Net income (loss)	$(7,756)	$(10,746)	$4,414
Interest expense, net	3,867	1,258	543
Income tax expense (benefit)	(2,190)	2,340	86
Depreciation, depletion, amortization and accretion	20,809	9,941	8,231
Impairment of oil and natural gas properties	—	1,061	—
(Gain) loss on unsettled commodity derivatives, net	18,242	18,142	(2,193)
Transaction costs	—	—	1,094
Stock based compensation	1,462	1,245	—
Exploration costs	436	539	317
(Gain) loss on sale of assets	133	(4,984)	(11)
Other (income) / expenses, net	(100)	10	115
Adjusted EBITDAX	$34,903	$18,806	$12,596

Forward-Looking Statements

This communication includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. All statements, other than statements of historical fact included in this communication, regarding Rosehill’s opportunities in the Delaware Basin, strategy, future operations, financial position, estimated results of operations, future earnings, future capital spending plans, prospects, plans and objectives of management are forward-looking statements. When used in this communication, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “guidance,” “forecast” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

You should not place undue reliance on these forward-looking statements. Although the Company believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements in this communication are reasonable, no assurance can be given that these plans, intentions or expectations will be achieved or occur, and actual results could differ materially and adversely from those anticipated or implied by the forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to, the Company’s ability to consummate the acquisition, the ultimate timing, outcome and results of integrating the acquired assets into its business and its ability to realize the anticipated benefits, commodity price volatility, inflation, lack of availability of drilling and completion equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating oil and natural gas reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures and the other  risks and uncertainties discussed under Risk Factors in the Company’s Form 10-K, filed with the SEC on April 14, 2018, and in other public filings with the Securities and Exchange Commission (the “SEC”) by the Company. The Company’s SEC filings are available publicly on the SEC’s website at www.sec.gov. These forward-looking statements are based on management's current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. All forward-looking statements speak only as of the date of this communication.  Except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this communication.

Contact Information:

Alan Townsend	Craig Owen
President and Chief Executive Officer	Chief Financial Officer
281-675-3400	281-675-3400